Exhibit 10.2
Vaxcyte, Inc.
Performance Contingent Stock Option Grant Notice
(2020 Equity Incentive Plan)
Vaxcyte, Inc. (the "Company"), pursuant to its 2020 Equity Incentive Plan (the "Plan"), has granted to you ("Optionholder") an option to purchase the number of shares of the Common Stock set forth below (the "Option"). Your Option is subject to all of the terms and conditions as set forth herein and in the Plan, and the Performance Contingent Stock Option Agreement and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Stock Option Agreement shall have the meaning set forth in the Plan or the Performance Contingent Stock Option Agreement, as applicable.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares of Common Stock Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:
Type of Grant: Nonstatutory Stock Option
Exercise and Vesting Schedule: The Option will become vested and exercisable only to the extent that both the Continuous Service requirement and the Share Price Threshold described below are attained prior to the Expiration Date (or earlier termination of the Option Term pursuant to the Performance Contingent Stock Option Agreement). The Continuous Service requirement will be met with respect to one-third of the aggregate number of shares of Common Stock subject to the Option (rounded down to the nearest whole share (if necessary with respect to the first two vesting tranches)) when the Optionholder has remained in Continuous Service through the third, fourth and fifth anniversaries of the Date of Grant, respectively. Except as provided in Section 6 of the Performance Contingent Stock Option Agreement, the Share Price Threshold shall be met when the Fair Market Value of the Common Stock has averaged an amount equal to or greater than 150% of the Exercise Price for a period of one calendar year, taking into account only trading days during such period.
Optionholder Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:
•The Option is governed by this Stock Option Grant Notice, and the provisions of the Plan and the Performance Contingent Stock Option Agreement and the Notice of Exercise, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Performance Contingent Stock Option Agreement (together, the "Option Agreement") may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
•You consent to receive this Grant Notice, the Performance Contingent Stock Option Agreement, the Plan, the Prospectus and any other Plan-related documents by electronic
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delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
•You have read and are familiar with the provisions of the Plan, the Performance Contingent Stock Option Agreement, the Notice of Exercise and the Prospectus. In the event of any conflict between the provisions in this Grant Notice, the Performance Contingent Option Agreement, the Notice of Exercise, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.
•The Option Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to you and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this Option.
•Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

VAXCYTE, INC.                        OPTIONHOLDER:

By:
Signature:                            Signature
Title:                            Date:
Date:

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Vaxcyte, Inc.
2020 Equity Incentive Plan

Performance Contingent Stock Option Agreement
As reflected by your Performance Contingent Stock Option Grant Notice ("Grant Notice") Vaxcyte, Inc. (the "Company") has granted you an option under its 2020 Equity Incentive Plan (the "Plan") to purchase a number of shares of Common Stock at the exercise price indicated in your Grant Notice (the "Option"). Capitalized terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the meanings set forth in the Grant Notice or Plan, as applicable. The terms of your Option as specified in the Grant Notice and this Stock Option Agreement constitute your Option Agreement.
The general terms and conditions applicable to your Option are as follows:
1.Governing Plan Document. Your Option is subject to all the provisions of the Plan. Your Option is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the Option Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.Exercise.
(a)You may generally exercise the vested portion of your Option for whole shares of Common Stock at any time during its term by delivery of payment of the exercise price and applicable withholding taxes and other required documentation to the Plan Administrator in accordance with the exercise procedures established by the Plan Administrator, which may include an electronic submission. Please review the Plan, which may restrict or prohibit your ability to exercise your Option during certain periods.
(b)To the extent permitted by Applicable Law, you may pay your Option exercise price as follows:
(i)cash, check, bank draft or money order;
(ii)subject to Company and/or Committee consent at the time of exercise, pursuant to a "cashless exercise" program as further described in the Plan if at the time of exercise the Common Stock is publicly traded;
(iii)subject to Company and/or Committee consent at the time of exercise, by delivery of previously owned shares of Common Stock as further described in the Plan; or
(iv)subject to Company and/or Committee consent at the time of exercise, if the Option is a Nonstatutory Stock Option, by a "net exercise" arrangement as further described in the Plan.
3.Term. You may not exercise your Option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the earliest of the following:
(a)immediately upon the termination of your Continuous Service for Cause;
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(b)three months after the termination of your Continuous Service for any reason other than Cause, Disability or death;
(c)12 months after the termination of your Continuous Service due to your Disability;
(d)18 months after your death if you die during your Continuous Service;
(e)immediately upon a Corporate Transaction if the Board has determined that the Option will terminate in connection with a Corporate Transaction,
(f)the Expiration Date indicated in your Grant Notice; or
(g)the day before the 10th anniversary of the Date of Grant.
Notwithstanding the foregoing, if you die during the period provided in Section 3(b) or 3(c) above, the term of your Option shall not expire until the earlier of (i) eighteen months after your death, (ii) upon any termination of the Option in connection with a Corporate Transaction, (iii) the Expiration Date indicated in your Grant Notice, or (iv) the day before the tenth anniversary of the Date of Grant. Additionally, the Post-Termination Exercise Period of your Option may be extended as provided in the Plan.
In the event that (1) your Continuous Service terminates following your attainment of Continuous Service though one or more of the third, fourth or fifth anniversaries of the Date of Grant and (2) prior to the attainment of the Share Price Threshold (as defined in the Grant Notice), you will remain eligible to exercise the applicable portion of the Option (based on the extent to which the Continuous Service requirement has been satisfied prior to termination of your Continuous Service) if the Share Price Threshold is attained prior to the expiration of the Option set forth in this Section 3.
4.Withholding Obligations. As further provided in the Plan: (a) you may not exercise your Option unless the applicable tax withholding obligations are satisfied, and (b) at the time you exercise your Option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations, if any, which arise in connection with the exercise of your Option in accordance with the withholding procedures established by the Company. Accordingly, you may not be able to exercise your Option even though the Option is vested, and the Company shall have no obligation to issue shares of Common Stock subject to your Option, unless and until such obligations are satisfied. In the event that the amount of the Company's withholding obligation in connection with your Option was greater than the amount actually withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
5.Transferability. Except as otherwise provided herein and in the Plan, your Option is not transferable, except by will or by the applicable laws of descent and distribution, and is exercisable during your life only by you. Your Option may be transferred to a trust if you are considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while your Option is held in such trust, provided that you and the trustee enter into a transfer and other agreements required by the Company.
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6.Corporate Transaction. Your Option is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration. Unless a more favorable treatment is provided in an effective agreement between you and the Company or in the definitive transaction document effecting a Corporate Transaction, the provisions of this Section 6 shall govern the treatment of your Option upon a Corporate Transaction.
(a)In the event of a Corporate Transaction in which the Fair Market Value of the Common Stock (as determined in good faith by the Compensation Committee and without regard to the requirement that the Fair Market Value be averaged over a one year period) equals or exceeds the Share Price Threshold, the Share Price Threshold requirement shall be deemed to have been met upon the consummation of the Corporate Transaction (with the Option remaining subject to the Continuous Service requirement to the extent applicable). In the event that you experience termination of employment which entitles you to severance under the terms of any employment or similar agreement between you and the Company or an Affiliate, in either case within the one year period immediately following the consummation of the corporate transaction, any remaining unvested portion of the Option shall become vested immediately prior to such termination.
(b)In the event of a Corporate Transaction in which the Fair Market Value of the Common Stock does not equal or exceed the Share Price Threshold (as determined in good faith by the Compensation Committee and also without regard to the requirement that the Fair Market Value be averaged over a one year period), then upon the consummation of the Corporate Transaction (1) 50% of the Option shall be cancelled without consideration (with such cancelled portion allocated equally among the three vesting tranches based on Continuous Service) and (2) the remaining outstanding portion of the Option shall be vested and exercisable or eligible to become vested and exercisable solely based on the satisfaction of the Continuous Service Requirement (and the Share Price Threshold requirement shall no longer apply to such remaining portion of the Option). In the event that you experience termination of employment which entitles you to severance under the terms of any employment or similar agreement between you and the Company or an Affiliate or the terms of a severance plan sponsored by the Company or an Affiliate in which you participate, in either case within the one year period immediately following the consummation of the Corporate Transaction, any remaining uncancelled and unvested portion of the Option shall become vested immediately prior to such termination.
7.No Liability for Taxes. As a condition to accepting the Option, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the Option or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the Option and have either done so or knowingly and voluntarily declined to do so. Additionally, you acknowledge that the Option is exempt from Section 409A only if the exercise price is at least equal to the "fair market value" of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Option. Additionally, as a condition to accepting the Option, you agree not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise is less than the "fair market value" of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.
8.Obligations; Recoupment. You hereby acknowledge that the grant of your Option is additional consideration for any obligations (whether during or after employment) that you have to the Company not to compete, not to solicit its customers, clients or employees, not to disclose or misuse confidential information or similar obligations. Accordingly, if the Company reasonably determines that you breached such obligations, in addition to any other available remedy, the Company may, to the extent permitted by Applicable Law, recoup any income realized by you with respect to the exercise of your Option within two years of such breach. In addition, to the extent
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permitted by Applicable Law, this right to recoupment by the Company applies in the event that your employment is terminated for Cause or if the Company reasonably determines that circumstances existed that it could have terminated your employment for Cause.
9.Severability. If any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
10.Indebtedness to the company. In the event that you have any loans, draws, advances or any other indebtedness owing to the Company at the time of exercise of all or a portion of the Option, the Company may deduct and not deliver that number of shares of Common Stock with a Fair Market Value subject to the Option equal to such indebtedness to satisfy all or a portion of such indebtedness, to the extent permitted by law and in a manner consistent with Section 409A of the Code, if applicable.
11.Other Documents. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company's Trading Policy.
12.Questions. If you have questions regarding these or any other terms and conditions applicable to your Option, including a summary of the applicable federal income tax consequences please see the Prospectus.
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